Exhibit 99.1

Republic Bancorp, Inc. Reports a 15% Increase in Second Quarter 2019 Net Income

LOUISVILLE, Ky.--(BUSINESS WIRE)--July 19, 2019--Republic Bancorp, Inc. (NASDAQ: RBCAA), headquartered in Louisville, Kentucky, is the holding company of Republic Bank & Trust Company (the “Bank”).

Republic Bancorp, Inc. (“Republic” or the “Company”) is pleased to report second quarter net income of $18.0 million, a 15% increase over the second quarter of 2018, resulting in Diluted Earnings per Class A Common Share (“Diluted EPS”) of $0.86. Year-to-date net income was $47.5 million, a $4.4 million, or 10%, increase from the same period in 2018, resulting in return on average assets (“ROA”) and return on average equity (“ROE”) of 1.73% and 13.24% for the first six months of 2019.

Steve Trager, Chairman & CEO of Republic commented, “We are pleased to report another solid quarter of net income for the Company, as continued strong net interest income along with notable growth in Mortgage Banking income drove our quarterly results. Within the Republic Processing Group (“RPG”), Republic Credit Solutions (“RCS”) continued to have strong operating results with a 97% increase in net income for the second quarter of 2019 compared to the same period in 2018, thanks in large part to a reduction in provision expense resulting from the discontinuance of the Company’s subprime credit card portfolio in January of this year.”

The following table highlights Republic’s financial performance for the second quarters and six months ended June 30, 2019 and 2018:

	Total Company Financial Performance Highlights
	Three Months Ended Jun. 30,				Six Months Ended Jun. 30,
(dollars in thousands, except per share data)	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change

Income Before Income Taxes*	$21,183	$19,816	$1,367	7%	$58,159	$54,726	$3,433	6%
Net Income*	18,007	15,666	2,341	15	47,523	43,135	4,388	10
Diluted Earnings per Class A Common Stock	0.86	0.74	0.12	16	2.28	2.06	0.22	11
Return on Average Assets	1.31%	1.23%	NA	7	1.73%	1.67%	NA	4
Return on Average Equity	9.88	9.45	NA	5	13.24	13.22	NA	0

NA – Not applicable
*See segment data at the end of this earnings release

Results of Operations for the Second Quarter of 2019 Compared to the Second Quarter of 2018

Core Bank(1)

Net income from Core Banking was $13.0 million for the second quarter of 2019, a $1.4 million, or 12%, increase from the second quarter of 2018. Core Bank pre-tax net income increased 1% over a strong second quarter in 2018, with benefits from continued growth in net interest income and mortgage banking income offset by a higher provision for loan losses (“Provision”) and higher overhead costs. As discussed in the section titled “Total Company Income Tax Expense” later in this release, the Core Bank received the benefit of certain infrequent income tax items during the second quarter of 2019, positively impacting the net income comparability to the second quarter of 2018.

Net Interest Income – Core Bank net interest income and net interest margin were generally impacted in opposite fashion by the performance of its two major net-interest-income producing segments during the second quarter of 2019. Within the Traditional Banking segment, strong year-over-year loan growth primarily drove an overall increase in net interest income and was complemented by further margin expansion. Within the Warehouse Lending (“Warehouse”) segment, however, the benefit of robust average-balance growth was more than offset by net interest margin compression during the quarter.

The following tables present by reportable segment the overall changes in the Core Bank’s net interest income, net interest margin, as well as average and period-end loan balances:

(dollars in thousands)	Three Months Ended Jun. 30,
	2019		2018		Change
Reportable Segment	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin

Traditional Banking	$41,877	3.75%	$39,348	3.71%	$2,529	0.04%
Warehouse Lending	3,957	2.49	4,164	3.08	(207)	(0.59)
Mortgage Banking	170	NM	103	NM	67	NM
Total Core Bank	$46,004	3.62	$43,615	3.64	$2,389	(0.02)

	Average Loan Balances				Period-End Loan Balances
(dollars in thousands)	Three Months Ended Jun. 30,				Jun. 30,
Reportable Segment	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change

Traditional Banking	$3,651,630	$3,455,432	$196,198	6%	$3,699,576	$3,476,426	$223,150	6%
Warehouse Lending*	634,688	541,537	93,151	17	737,794	634,841	102,953	16
Mortgage Banking*	12,153	6,752	5,401	80	13,883	12,653	1,230	10
Total Core Bank*	$4,298,471	$4,003,721	$294,750	7	$4,451,253	$4,123,920	$327,333	8

*Includes loans held for sale
NM – Not meaningful

The primary drivers of the changes in the Core Bank’s net interest income for the second quarter of 2019, as compared to the second quarter of 2018, follow:

Traditional Banking

The Traditional Banking segment’s net interest income increased $2.5 million, or 6%, over the second quarter of 2018. The rise in net interest income was generally driven by the following items:

  Average loans during the second quarter of 2019 were $196 million, or 6%, higher than the comparable period in 2018. The primary contributors for the increase in the quarter-over-quarter average balances were commercial and industrial loans, which grew $80 million, and commercial real estate loans, which grew $56 million.
  Despite a 31-basis-point increase in the Traditional Banking segment’s cost of interest-bearing liabilities, its net interest margin continued to expand due to the increased value from its noninterest-bearing funding. The difference between the Traditional Banking segment’s net interest margin and net interest spread was 18 basis points during the second quarter of 2019 compared to 14 basis points during the second quarter of 2018, with the differential representing the increased value to the net interest margin of noninterest-bearing deposits and stockholders’ equity. The increase in this value resulted from a 30-basis-point rise in the yield on the Traditional Banking segment’s interest-earning assets from period to period.

Warehouse Lending

Despite a 17% increase in average outstanding Warehouse balances during the second quarter of 2019 compared to the second quarter of 2018, a 59-basis-point compression in its net interest margin during the same period drove a $207,000 decrease in its net interest income. The following factors led to the overall changes in the Warehouse segment’s net interest income and net interest margin:

  Pricing pressure to the Bank on Warehouse lines of credit resulting from the negative impact of an inverted yield curve on Warehouse clients primarily drove the 59-basis-point compression in the Warehouse segment’s net interest margin.
  A sharp decline in long-term fixed mortgage rates drove increased client usage of the Bank’s Warehouse lines of credit, driving average outstanding Warehouse balances from $542 million during the second quarter of 2018 to $635 million during the second quarter of 2019.

Provision Expense – The Core Bank’s Provision increased to $1.8 million for the second quarter of 2019 from $773,000 for the same period in 2018. The difference in the Provision between the two periods was primarily related to a $1.2 million estimated specific loan loss reserve for one commercial-related client that defaulted during the second quarter of 2019. Despite personal guarantees associated with this relationship, the Bank recorded a large estimated Provision due to the potential for a prolonged workout horizon and the general uncertainty associated with these types of circumstances.

The table below presents the Core Bank’s credit quality metrics:

	As of and for the:
	Quarters Ended:		Years Ended:
	Jun. 30,	Mar. 31,	Dec. 31,	Dec. 31,	Dec. 31,
Core Banking Credit Quality Ratios	2019	2019	2018	2017	2016

Nonperforming loans to total loans	0.43%	0.37%	0.40%	0.36%	0.42%

Nonperforming assets to total loans (including OREO)	0.46	0.37	0.40	0.36	0.46

Delinquent loans to total loans(2)	0.28	0.18	0.22	0.21	0.18

Net charge-offs to average loans	0.04	0.04	0.06	0.04	0.05
(Quarterly rates annualized)

OREO = Other Real Estate Owned

Noninterest Income – Core Bank noninterest income was $10.3 million during the second quarter of 2019, a $1.2 million, or 14%, increase from the $9.1 million achieved during the second quarter of 2018. Driving the increase in noninterest income was a $1.1 million rise in mortgage banking income, which resulted from a $27 million increase in secondary market loans originated from period to period combined with a $33 million increase in the Bank’s pipeline of secondary market loans in process from June 30, 2018 to June 30, 2019. Over the previous 12 months, the Bank has continued to invest in staffing and other resources for the mortgage banking function. A sharp decline in long-term mortgage rates during the quarter, combined with the Bank’s continued investments in mortgage resources, contributed to the increased quarter-over-quarter mortgage activity.

Noninterest Expense – Core Bank noninterest expense increased $2.5 million, or 7%, during the second quarter of 2019 compared to the second quarter of 2018 resulting primarily from a $2.1 million, or 10%, increase in salaries and benefits expense. Annual merit increases and the addition of 79 Core Bank full-time-equivalent employees (“FTEs”) from June 30, 2018 to June 30, 2019 primarily drove the increase.

Republic Processing Group(3)

Republic Processing Group (“RPG”) reported net income of $5.1 million for the second quarter of 2019 compared to $4.1 million for the same period in 2018, with a $2.0 million increase in net income at RPG’s Republic Credit Solutions (“RCS”) segment partially offset by a $1.0 million reduction in net income at its Tax Refund Solutions (“TRS”) segment.

Republic Credit Solutions

RCS’s increase in net income primarily reflects a $2.8 million reduction in Provision expense resulting from lower Provisions of $1.2 million and $1.6 million, respectively, for RCS’s line-of-credit product and its discontinued credit card product. The overall improvement in the Provision for the line-of-credit product was driven by a decline in its annualized historical loss rate combined with a year-to-year decrease in average outstanding balances. The decrease in losses within the RCS credit-card portfolio was due to the discontinuance of the program, effective January of this year.

Tax Refund Solutions

Related to the profitability of TRS, a negative change in Provision expense from a net credit of $888,000 during the second quarter of 2018 to a net charge of $392,000 during the second quarter of 2019 drove the segment’s overall change in net income. The net credit during the second quarter of 2018 resulted from better than expected paydowns from the US Treasury on unpaid Easy Advance (“EA”) loans, allowing the Company to reverse a portion of the loan loss provisions it recorded during the first quarter of 2018. Conversely, loan paydowns from the US Treasury during the second quarter of 2019 approximated the Company’s estimate from the first quarter of 2019, causing the Company’s loan loss reserve for EA loans to remain materially the same from the first quarter.

With the second quarter EA paydowns, the percent of unpaid EAs to total EAs originated dropped to 3.45% at June 30, 2019. This compares to 2.88% at June 30, 2018, a gap of 57 basis points. By comparison, the unpaid EA percentage was 5.84% at March 31, 2019, compared to 4.49% at March 31, 2018, representing a gap of 135 basis points. Management remains optimistic that this gap can continue to shrink through the remainder of 2019. With all unpaid EAs having been charged off as of June 30, 2019, any EA payments received throughout the remainder of 2019 will represent recovery credits directly to income.

Total Company - Income Tax Expense

In April 2019, Kentucky enacted HB458, which allows for combined filing for Republic Bancorp and the Bank. Republic Bancorp had previously filed a separate company income tax return for Kentucky and generated net operating losses, for which it had maintained a valuation allowance against the related deferred tax asset. HB458 also allows for certain net operating losses to be utilized on a combined return. Republic Bancorp expects to file a combined return beginning in 2021 and to utilize these previously generated net operating losses. The tax benefit to reverse the valuation allowance on the deferred tax asset for these losses is expected to be approximately $815,000. This benefit was recorded in the second quarter of 2019, with 100% of this benefit attributed to the Core Bank.

In addition to the tax benefit recognized during the quarter associated with passage of HB458, the Company also received $388,000 in income tax benefit during the second quarter of 2019 associated with equity compensation. Substantially all of this benefit was attributed to the Core Bank.

Republic Bancorp, Inc. (the “Company”) is the parent company of Republic Bank & Trust Company (the “Bank”). The Bank currently has 45 full-service banking centers and two loan production offices throughout five states: 32 banking centers in 11 Kentucky communities - Covington, Crestview Hills, Elizabethtown, Florence, Frankfort, Georgetown, Lexington, Louisville, Owensboro, Shelbyville, and Shepherdsville; three banking centers in southern Indiana – Floyds Knobs, Jeffersonville, and New Albany; seven banking centers in six Florida communities (Tampa MSA) – Largo, Port Richey, St. Petersburg, Seminole, Tampa, and Temple Terrace and one loan production office in Oldsmar; two banking centers in Tennessee (Nashville MSA) – Cool Springs (Franklin) and Green Hills (Nashville), and one loan production office in Brentwood; and one banking center in Norwood (Cincinnati), Ohio. The Bank offers internet banking at www.republicbank.com. The Bank also offers separately branded, nation-wide digital banking at www.mymemorybank.com. The Company has $5.7 billion in assets and is headquartered in Louisville, Kentucky. The Company’s Class A Common Stock is listed under the symbol “RBCAA” on the NASDAQ Global Select Market.

Republic Bank. It’s just easier here. ®

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in the preceding paragraphs are based on our current expectations and assumptions regarding our business, the future impact to our balance sheet and income statement resulting from changes in interest rates, the ability to develop products and strategies in order to meet the Company’s long-term strategic goals, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Actual results could differ materially based upon factors disclosed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including those factors set forth as “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2018. The Company undertakes no obligation to update any forward-looking statements. These forward-looking statements are made only as of the date of this release, and the Company undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

Republic Bancorp, Inc. Financial Information
Second Quarter 2019 Earnings Release
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Jun. 30, 2019	Dec. 31, 2018	Jun. 30, 2018
Assets:
Cash and cash equivalents	$473,779	$351,474	$386,956
Investment securities	447,512	543,771	485,622
Loans held for sale	63,949	21,809	26,337
Loans	4,522,414	4,148,227	4,195,984
Allowance for loan and lease losses	(45,983)	(44,675)	(45,047)
Loans, net	4,476,431	4,103,552	4,150,937
Federal Home Loan Bank stock, at cost	32,242	32,067	32,067
Premises and equipment, net	44,199	44,820	46,485
Right-of-use assets(4)	37,450	—	—
Goodwill	16,300	16,300	16,300
Other real estate owned ("OREO")	1,095	160	—
Bank owned life insurance ("BOLI")	65,642	64,883	64,106
Other assets and accrued interest receivable	64,535	61,568	57,135
Total assets	$5,723,134	$5,240,404	$5,265,945

Liabilities and Stockholders' Equity:
Deposits:
Noninterest-bearing	$1,052,177	$1,003,969	$1,061,182
Interest-bearing	2,661,697	2,452,176	2,412,187
Total deposits	3,713,874	3,456,145	3,473,369

Securities sold under agreements to repurchase and other short-term borrowings	226,002	182,990	175,291
Operating lease liabilities(4)	38,852	—	—
Federal Home Loan Bank advances	915,000	810,000	860,000
Subordinated note	41,240	41,240	41,240
Other liabilities and accrued interest payable	56,738	60,095	52,037
Total liabilities	4,991,706	4,550,470	4,601,937

Stockholders' equity	731,428	689,934	664,008
Total liabilities and stockholders' equity	$5,723,134	$5,240,404	$5,265,945

Average Balance Sheet Data
	Three Months Ended Jun. 30,		Six Months Ended Jun. 30,
	2019	2018	2019	2018
Assets:
Federal funds sold and other interest-earning deposits	$297,205	$276,246	$293,587	$279,684
Investment securities, including FHLB stock	514,366	506,209	538,923	529,356
Loans, including loans held for sale	4,424,905	4,092,388	4,341,254	4,087,247
Total interest-earning assets	5,236,476	4,874,843	5,173,764	4,896,287
Total assets	5,480,525	5,074,781	5,478,609	5,175,927

Liabilities and Stockholders' Equity:
Noninterest-bearing deposits	$1,098,817	$1,146,403	$1,178,198	$1,232,652
Interest-bearing deposits	2,588,836	2,410,330	2,609,188	2,413,220
Securities sold under agreements to repurchase and other short-term borrowings	220,189	178,063	225,864	217,532
Federal Home Loan Bank advances	710,879	593,187	611,695	569,613
Subordinated note	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	3,561,144	3,222,820	3,487,987	3,241,605
Stockholders' equity	728,723	663,077	717,838	652,407

Republic Bancorp, Inc. Financial Information
Second Quarter 2019 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended Jun. 30,		Six Months Ended Jun. 30,
	2019	2018	2019	2018

Total interest income(5)	$65,664	$58,356	$148,297	$132,189
Total interest expense	11,718	7,272	22,052	13,440
Net interest income	53,946	51,084	126,245	118,749

Provision for loan and lease losses	4,460	4,932	21,691	22,187

Noninterest income:
Service charges on deposit accounts	3,598	3,574	6,901	7,129
Net refund transfer fees	3,629	3,473	20,729	19,825
Mortgage banking income	2,416	1,316	3,955	2,336
Interchange fee income	3,257	2,891	6,014	5,558
Program fees	1,037	1,323	2,111	3,019
Increase in cash surrender value of BOLI	377	379	759	750
Net gains on OREO	90	320	220	452
Other	721	1,020	1,853	2,772
Total noninterest income	15,125	14,296	42,542	41,841

Noninterest expense:
Salaries and employee benefits	25,286	22,766	50,362	46,600
Occupancy and equipment, net	6,472	6,391	13,056	12,612
Communication and transportation	1,071	1,241	2,232	2,623
Marketing and development	1,278	1,283	2,380	2,199
FDIC insurance expense	295	345	743	870
Bank franchise tax expense	935	860	3,431	3,378
Data processing	2,217	2,443	4,313	4,829
Interchange related expense	1,302	1,098	2,617	2,105
Supplies	582	303	1,066	684
OREO expense	148	16	194	61
Legal and professional fees	844	728	1,730	1,771
Other	2,998	3,158	6,813	5,945
Total noninterest expense	43,428	40,632	88,937	83,677

Income before income tax expense	21,183	19,816	58,159	54,726
Income tax expense	3,176	4,150	10,636	11,591

Net income	$18,007	$15,666	$47,523	$43,135

Republic Bancorp, Inc. Financial Information
Second Quarter 2019 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Ratios

	Three Months Ended Jun. 30,		Six Months Ended Jun. 30,
	2019	2018	2019	2018
Per Share Data:

Basic weighted average shares outstanding	21,016	21,187	20,997	20,939
Diluted weighted average shares outstanding	21,138	21,331	21,125	21,072

Period-end shares outstanding:
Class A Common Stock	18,740	18,677	18,740	18,677
Class B Common Stock	2,208	2,215	2,208	2,215

Book value per share(6)	$34.92	$31.78	$34.92	$31.78
Tangible book value per share(6)	33.87	30.73	33.87	30.73

Earnings per share ("EPS"):
Basic EPS - Class A Common Stock	$0.86	$0.75	$2.29	$2.08
Basic EPS - Class B Common Stock	0.79	0.68	2.08	1.89
Diluted EPS - Class A Common Stock	0.86	0.74	2.28	2.06
Diluted EPS - Class B Common Stock	0.78	0.68	2.07	1.88

Cash dividends declared per Common share:
Class A Common Stock	$0.264	$0.242	$0.528	$0.484
Class B Common Stock	0.240	0.220	0.480	0.440

Performance Ratios:

Return on average assets	1.31%	1.23%	1.73%	1.67%
Return on average equity	9.88	9.45	13.24	13.22
Efficiency ratio(7)	63	62	53	52
Yield on average interest-earning assets(5)	5.02	4.79	5.73	5.40
Cost of average interest-bearing liabilities	1.32	0.90	1.26	0.83
Cost of average deposits(8)	0.75	0.44	0.72	0.40
Net interest spread(5)	3.70	3.89	4.47	4.57
Net interest margin - Total Company(5)	4.12	4.19	4.88	4.85
Net interest margin - Core Bank(1)	3.62	3.64	3.69	3.60

Other Information:

End of period FTEs(9) - Total Company	1,089	1,013	1,089	1,013
End of period FTEs - Core Bank	1,012	933	1,012	933
Number of full-service banking centers	45	45	45	45

Republic Bancorp, Inc. Financial Information
Second Quarter 2019 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Ratios	As of and for the		As of and for the
	Three Months Ended Jun. 30,		Six Months Ended Jun. 30,
	2019	2018	2019	2018
Credit Quality Asset Balances:

Nonperforming Assets - Total Company:
Loans on nonaccrual status	$19,238	$17,502	$19,238	$17,502
Loans past due 90-days-or-more and still on accrual	166	858	166	858
Total nonperforming loans	19,404	18,360	19,404	18,360
OREO	1,095	—	1,095	—
Total nonperforming assets	$20,499	$18,360	$20,499	$18,360

Nonperforming Assets - Core Bank(1):
Loans on nonaccrual status	$19,238	$17,502	$19,238	$17,502
Loans past due 90-days-or-more and still on accrual	—	22	—	22
Total nonperforming loans	19,238	17,524	19,238	17,524
OREO	1,095	—	1,095	—
Total nonperforming assets	$20,333	$17,524	$20,333	$17,524

Delinquent loans:
Delinquent loans - Core Bank	$12,524	$8,703	$12,524	$8,703
Delinquent loans - RPG(3)	6,802	4,429	6,802	4,429
Total delinquent loans - Total Company	$19,326	$13,132	$19,326	$13,132

Credit Quality Ratios - Total Company:

Nonperforming loans to total loans	0.43%	0.44%	0.43%	0.44%
Nonperforming assets to total loans (including OREO)	0.45	0.44	0.45	0.44
Nonperforming assets to total assets	0.36	0.35	0.36	0.35
Allowance for loan and lease losses to total loans	1.02	1.07	1.02	1.07
Allowance for loan and lease losses to nonperforming loans	237	245	237	245
Delinquent loans to total loans(2)	0.43	0.31	0.43	0.31
Net charge-offs to average loans (annualized)	1.49	1.19	0.94	0.97

Credit Quality Ratios - Core Bank:

Nonperforming loans to total loans	0.43%	0.43%	0.43%	0.43%
Nonperforming assets to total loans (including OREO)	0.46	0.43	0.46	0.43
Nonperforming assets to total assets	0.37	0.34	0.37	0.34
Allowance for loan and lease losses to total loans	0.75	0.76	0.75	0.76
Allowance for loan and lease losses to nonperforming loans	171	179	171	179
Delinquent loans to total loans	0.28	0.21	0.28	0.21
Net charge-offs to average loans (annualized)	0.04	—	0.04	0.03

Republic Bancorp, Inc. Financial Information
Second Quarter 2019 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Quarterly Comparison
	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018
Assets:
Cash and cash equivalents	$473,779	$345,512	$351,474	$365,512	$386,956
Investment securities	447,512	498,318	543,771	513,766	485,622
Loans held for sale	63,949	24,177	21,809	28,899	26,337
Loans	4,522,414	4,298,710	4,148,227	4,136,195	4,195,984
Allowance for loan and lease losses	(45,983)	(57,961)	(44,675)	(43,824)	(45,047)
Loans, net	4,476,431	4,240,749	4,103,552	4,092,371	4,150,937
Federal Home Loan Bank stock, at cost	32,242	29,965	32,067	32,067	32,067
Premises and equipment, net	44,199	43,527	44,820	45,945	46,485
Right-of-use assets(4)	37,450	38,738	—	—	—
Goodwill	16,300	16,300	16,300	16,300	16,300
Other real estate owned	1,095	216	160	70	—
Bank owned life insurance	65,642	65,265	64,883	64,491	64,106
Other assets and accrued interest receivable	64,535	63,001	61,568	62,933	57,135
Total assets	$5,723,134	$5,365,768	$5,240,404	$5,222,354	$5,265,945

Liabilities and Stockholders' Equity:
Deposits:
Noninterest-bearing	$1,052,177	$1,184,480	$1,003,969	$1,103,461	$1,061,182
Interest-bearing	2,661,697	2,589,836	2,452,176	2,463,224	2,412,187
Total deposits	3,713,874	3,774,316	3,456,145	3,566,685	3,473,369

Securities sold under agreements to repurchase and other short-term borrowings	226,002	173,168	182,990	163,768	175,291
Operating lease liabilities(4)	38,852	40,203	—	—	—
Federal Home Loan Bank advances	915,000	560,000	810,000	715,000	860,000
Subordinated note	41,240	41,240	41,240	41,240	41,240
Other liabilities and accrued interest payable	56,738	59,750	60,095	58,851	52,037
Total liabilities	4,991,706	4,648,677	4,550,470	4,545,544	4,601,937

Stockholders' equity	731,428	717,091	689,934	676,810	664,008
Total liabilities and stockholders' equity	$5,723,134	$5,365,768	$5,240,404	$5,222,354	$5,265,945

Average Balance Sheet Data
	Quarterly Comparison
	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018
Assets:
Federal funds sold and other interest-earning deposits	$297,205	$289,928	$199,134	$265,111	$276,246
Investment securities, including FHLB stock	514,366	563,752	579,429	530,468	506,209
Loans, including loans held for sale	4,424,905	4,256,673	4,092,004	4,112,926	4,092,388
Total interest-earning assets	5,236,476	5,110,353	4,870,567	4,908,505	4,874,843
Total assets	5,480,525	5,476,671	5,070,845	5,101,286	5,074,781

Liabilities and Stockholders' Equity:
Noninterest-bearing deposits	$1,098,817	$1,258,461	$1,050,236	$1,076,967	$1,146,403
Interest-bearing deposits	2,588,836	2,629,765	2,477,962	2,476,088	2,410,330
Securities sold under agreements to repurchase and other short-term borrowings	220,189	231,602	252,073	213,195	178,063
Federal Home Loan Bank advances	710,879	511,408	515,413	574,130	593,187
Subordinated note	41,240	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	3,561,144	3,414,015	3,286,688	3,304,653	3,222,820
Stockholders' equity	728,723	706,833	687,156	675,470	663,077

Republic Bancorp, Inc. Financial Information
Second Quarter 2019 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended
	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018

Total interest income(5)	$65,664	$82,633	$62,902	$61,090	$58,356
Total interest expense	11,718	10,334	8,626	8,057	7,272
Net interest income	53,946	72,299	54,276	53,033	51,084

Provision for loan and lease losses	4,460	17,231	5,104	4,077	4,932

Noninterest income:
Service charges on deposit accounts	3,598	3,303	3,565	3,579	3,574
Net refund transfer fees	3,629	17,100	55	149	3,473
Mortgage banking income	2,416	1,539	1,129	1,360	1,316
Interchange fee income	3,257	2,757	2,844	2,757	2,891
Program fees	1,037	1,074	1,520	1,686	1,323
Increase in cash surrender value of BOLI	377	382	392	385	379
Net gains on OREO	90	130	29	248	320
Other	721	1,132	585	1,301	1,020
Total noninterest income	15,125	27,417	10,119	11,465	14,296

Noninterest expense:
Salaries and employee benefits	25,286	25,076	21,743	22,846	22,766
Occupancy and equipment, net	6,472	6,584	6,474	6,279	6,391
Communication and transportation	1,071	1,161	1,115	1,047	1,241
Marketing and development	1,278	1,102	784	1,449	1,283
FDIC insurance expense	295	448	264	360	345
Bank franchise tax expense	935	2,496	863	710	860
Data processing	2,217	2,096	2,434	2,350	2,443
Interchange related expense	1,302	1,315	1,237	1,138	1,098
Supplies	582	484	446	314	303
OREO expense	148	46	31	2	16
Legal and professional fees	844	886	753	935	728
Other	2,998	3,815	2,819	3,782	3,158
Total noninterest expense	43,428	45,509	38,963	41,212	40,632

Income before income tax expense	21,183	36,976	20,328	19,209	19,816
Income tax expense	3,176	7,460	3,022	1,798	4,150

Net income	$18,007	$29,516	$17,306	$17,411	$15,666

Republic Bancorp, Inc. Financial Information
Second Quarter 2019 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Ratios
	As of and for the Three Months Ended
	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018
Per Share Data:

Basic weighted average shares outstanding	21,016	20,973	20,975	20,962	21,187
Diluted weighted average shares outstanding	21,138	21,106	21,113	21,120	21,331

Period-end shares outstanding:
Class A Common Stock	18,740	18,698	18,675	18,682	18,677
Class B Common Stock	2,208	2,213	2,213	2,213	2,215

Book value per share(6)	$34.92	$34.29	$33.03	$32.39	$31.78
Tangible book value per share(6)	33.87	33.25	31.98	31.34	30.73

Earnings per share ("EPS"):
Basic EPS - Class A Common Stock	$0.86	$1.42	$0.83	$0.84	$0.75
Basic EPS - Class B Common Stock	0.79	1.29	0.76	0.76	0.68
Diluted EPS - Class A Common Stock	0.86	1.41	0.83	0.83	0.74
Diluted EPS - Class B Common Stock	0.78	1.28	0.75	0.76	0.68

Cash dividends declared per Common share:
Class A Common Stock	$0.264	$0.264	$0.242	$0.242	$0.242
Class B Common Stock	0.240	0.240	0.220	0.220	0.220

Performance Ratios:

Return on average assets	1.31%	2.16%	1.37%	1.37%	1.23%
Return on average equity	9.88	16.70	10.07	10.31	9.45
Efficiency ratio(7)	63	46	61	64	62
Yield on average interest-earning assets(5)	5.02	6.47	5.17	4.98	4.79
Cost of average interest-bearing liabilities	1.32	1.21	1.05	0.98	0.90
Cost of average deposits(8)	0.75	0.69	0.59	0.51	0.44
Net interest spread(5)	3.70	5.26	4.12	4.00	3.89
Net interest margin - Total Company(5)	4.12	5.66	4.46	4.32	4.19
Net interest margin - Core Bank(1)	3.62	3.76	3.85	3.76	3.64

Other Information:

End of period FTEs(9) - Total Company	1,089	1,073	1,051	1,034	1,013
End of period FTEs - Core Bank	1,012	997	968	953	933
Number of full-service banking centers	45	45	45	45	45

Republic Bancorp, Inc. Financial Information
Second Quarter 2019 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Ratios
	As of and for the Three Months Ended
	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018
Credit Quality Asset Balances:

Nonperforming Assets - Total Company:
Loans on nonaccrual status	$19,238	$15,361	$15,993	$17,015	$17,502
Loans past due 90-days-or-more and still on accrual	166	199	145	254	858
Total nonperforming loans	19,404	15,560	16,138	17,269	18,360
OREO	1,095	216	160	70	—
Total nonperforming assets	$20,499	$15,776	$16,298	$17,339	$18,360

Nonperforming Assets - Core Bank(1):
Loans on nonaccrual status	$19,238	$15,361	$15,993	$17,015	$17,502
Loans past due 90-days-or-more and still on accrual	—	4	13	5	22
Total nonperforming loans	19,238	15,365	16,006	17,020	17,524
OREO	1,095	216	160	70	—
Total nonperforming assets	$20,333	$15,581	$16,166	$17,090	$17,524

Delinquent Loans:
Delinquent loans - Core Bank	$12,524	$7,727	$8,875	$11,840	$8,703
Delinquent loans - RPG(3)(10)	6,802	26,460	7,087	5,986	4,429
Total delinquent loans - Total Company	$19,326	$34,187	$15,962	$17,826	$13,132

Credit Quality Ratios - Total Company:

Nonperforming loans to total loans	0.43%	0.36%	0.39%	0.42%	0.44%
Nonperforming assets to total loans (including OREO)	0.45	0.37	0.39	0.42	0.44
Nonperforming assets to total assets	0.36	0.29	0.31	0.33	0.35
Allowance for loan and lease losses to total loans	1.02	1.35	1.08	1.06	1.07
Allowance for loan and lease losses to nonperforming loans	237	373	277	254	245
Delinquent loans to total loans(2)(10)	0.43	0.80	0.38	0.43	0.31
Net charge-offs to average loans (annualized)	1.49	0.37	0.42	0.52	1.19

Credit Quality Ratios - Core Bank:

Nonperforming loans to total loans	0.43%	0.37%	0.40%	0.42%	0.43%
Nonperforming assets to total loans (including OREO)	0.46	0.37	0.40	0.42	0.43
Nonperforming assets to total assets	0.37	0.31	0.31	0.33	0.34
Allowance for loan and lease losses to total loans	0.75	0.75	0.78	0.78	0.76
Allowance for loan and lease losses to nonperforming loans	171	205	197	184	179
Delinquent loans to total loans	0.28	0.18	0.22	0.29	0.21
Net charge-offs to average loans (annualized)	0.04	0.04	0.12	0.04	—

Republic Bancorp, Inc. Financial Information
Second Quarter 2019 Earnings Release (continued)

Segment Data:

Reportable segments are determined by the type of products and services offered and the level of information provided to the chief operating decision maker, who uses such information to review performance of various components of the business (such as banking centers and business units), which are then aggregated if operating performance, products/services, and clients are similar.

As of June 30, 2019, the Company was divided into five reportable segments: Traditional Banking, Warehouse Lending (“Warehouse”), Mortgage Banking, Tax Refund Solutions (“TRS”), and Republic Credit Solutions (“RCS”). Management considers the first three segments to collectively constitute “Core Bank” or “Core Banking” operations, while the last two segments collectively constitute Republic Processing Group (“RPG”) operations. The Bank’s Correspondent Lending channel and the Company’s national branchless banking platform, MemoryBank®, are considered part of the Traditional Banking segment.

The nature of segment operations and the primary drivers of net revenues by reportable segment are provided below:

Reportable Segment:	Nature of Operations:	Primary Drivers of Net Revenue:

Core Banking:

Traditional Banking

Provides traditional banking products to clients in its market footprint primarily via its network of banking centers and to clients outside of its market footprint primarily via its Digital and Correspondent Lending delivery channels.

Loans, investments, and deposits.

Warehouse Lending	Provides short-term, revolving credit facilities to mortgage bankers across the United States.	Mortgage warehouse lines of credit.

Mortgage Banking	Primarily originates, sells and services long-term, single family, first lien residential real estate loans primarily to clients in the Bank's market footprint.	Loan sales and servicing.

Republic Processing Group:

Tax Refund Solutions

TRS offers tax-related credit products and facilitates the receipt and payment of federal and state tax refunds through Refund Transfer products. The RPS division of TRS offers general-purpose reloadable cards. TRS and RPS products are primarily provided to clients outside of the Bank’s market footprint.

Loans, refund transfers, and prepaid cards.

Republic Credit Solutions

Offers consumer credit products. RCS products are primarily provided to clients outside of the Bank’s market footprint, with a substantial portion of RCS clients considered subprime or near-prime borrowers.

Unsecured, consumer loans.

The accounting policies used for Republic’s reportable segments are the same as those described in the summary of significant accounting policies in the Company’s 2018 Annual Report on Form 10-K. Republic evaluates segment performance using operating income. The Company allocates goodwill to the Traditional Banking segment. Republic generally allocates income taxes based on income before income tax expense unless reasonable and specific segment allocations can be made. The Company makes transactions among reportable segments at carrying value.

Republic Bancorp, Inc. Financial Information
Second Quarter 2019 Earnings Release (continued)

Segment information for the quarters and six months ended June 30, 2019 and 2018 follows:

	Three Months Ended June 30, 2019
	Core Banking				Republic Processing Group ("RPG")
				Total	Tax	Republic
	Traditional	Warehouse	Mortgage	Core	Refund	Credit	Total	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Solutions	Solutions	RPG	Company

Net interest income	$41,877	$3,957	$170	$46,004	$710	$7,232	$7,942	$53,946

Provision for loan and lease losses	1,427	417	—	1,844	392	2,224	2,616	4,460

Net refund transfer fees	—	—	—	—	3,629	—	3,629	3,629
Mortgage banking income	—	—	2,416	2,416	—	—	—	2,416
Program fees	—	—	—	—	50	987	1,037	1,037
Other noninterest income	7,853	13	56	7,922	89	32	121	8,043
Total noninterest income	7,853	13	2,472	10,338	3,768	1,019	4,787	15,125

Total noninterest expense	37,764	792	1,354	39,910	2,849	669	3,518	43,428

Income before income tax expense	10,539	2,761	1,288	14,588	1,237	5,358	6,595	21,183
Income tax expense	744	621	270	1,635	288	1,253	1,541	3,176
Net income	$9,795	$2,140	$1,018	$12,953	$949	$4,105	$5,054	$18,007

Period-end assets	$4,805,449	$738,300	$20,568	$5,564,317	$36,834	$121,983	$158,817	$5,723,134

Net interest margin	3.75%	2.49%	NM	3.62%	NM	NM	NM	4.12%

Net-revenue concentration*	72%	6%	4%	82%	6%	12%	18%	100%

	Three Months Ended June 30, 2018
	Core Banking				Republic Processing Group ("RPG")
				Total	Tax	Republic
	Traditional	Warehouse	Mortgage	Core	Refund	Credit	Total	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Solutions	Solutions	RPG	Company

Net interest income	$39,348	$4,164	$103	$43,615	$328	$7,141	$7,469	$51,084

Provision for loan and lease losses	523	250	—	773	(888)	5,047	4,159	4,932

Net refund transfer fees	—	—	—	—	3,473	—	3,473	3,473
Mortgage banking income	—	—	1,316	1,316	—	—	—	1,316
Program fees	—	—	—	—	124	1,199	1,323	1,323
Other noninterest income	7,725	11	49	7,785	80	319	399	8,184
Total noninterest income	7,725	11	1,365	9,101	3,677	1,518	5,195	14,296

Total noninterest expense	35,415	850	1,176	37,441	2,273	918	3,191	40,632

Income before income tax expense	11,135	3,075	292	14,502	2,620	2,694	5,314	19,816
Income tax expense	2,168	702	62	2,932	609	609	1,218	4,150
Net income	$8,967	$2,373	$230	$11,570	$2,011	$2,085	$4,096	$15,666

Period-end assets	$4,501,539	$634,452	$17,998	$5,153,989	$27,192	$84,764	$111,956	$5,265,945

Net interest margin	3.71%	3.08%	NM	3.64%	NM	NM	NM	4.19%

Net-revenue concentration*	73%	6%	2%	81%	6%	13%	19%	100%

*Net revenues represent total net interest income plus noninterest income.

Republic Bancorp, Inc. Financial Information
Second Quarter 2019 Earnings Release (continued)

	Six Months Ended June 30, 2019
	Core Banking				Republic Processing Group ("RPG")
				Total	Tax	Republic
	Traditional	Warehouse	Mortgage	Core	Refund	Credit	Total	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Solutions	Solutions	RPG	Company

Net interest income	$83,224	$6,852	$272	$90,348	$21,148	$14,749	$35,897	$126,245

Provision for loan and lease losses	1,616	642	—	2,258	13,826	5,607	19,433	21,691

Net refund transfer fees	—	—	—	—	20,729	—	20,729	20,729
Mortgage banking income	—	—	3,955	3,955	—	—	—	3,955
Program fees	—	—	—	—	196	1,915	2,111	2,111
Other noninterest income	14,749	23	96	14,868	220	659	879	15,747
Total noninterest income	14,749	23	4,051	18,823	21,145	2,574	23,719	42,542

Total noninterest expense	73,314	1,550	2,674	77,538	9,963	1,436	11,399	88,937

Income before income tax expense	23,043	4,683	1,649	29,375	18,504	10,280	28,784	58,159
Income tax expense	2,509	1,054	346	3,909	4,318	2,409	6,727	10,636
Net income	$20,534	$3,629	$1,303	$25,466	$14,186	$7,871	$22,057	$47,523

Period-end assets	$4,805,449	$738,300	$20,568	$5,564,317	$36,834	$121,983	$158,817	$5,723,134

Net interest margin	3.81%	2.63%	NM	3.69%	NM	NM	NM	4.88%

Net-revenue concentration*	58%	4%	3%	65%	25%	10%	35%	100%

	Six Months Ended June 30, 2018
	Core Banking				Republic Processing Group ("RPG")
				Total	Tax	Republic
	Traditional	Warehouse	Mortgage	Core	Refund	Credit	Total	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Solutions	Solutions	RPG	Company

Net interest income	$77,536	$7,755	$175	$85,466	$19,014	$14,269	$33,283	$118,749

Provision for loan and lease losses	1,462	271	—	1,733	12,501	7,953	20,454	22,187

Net refund transfer fees	—	—	—	—	19,825	—	19,825	19,825
Mortgage banking income	—	—	2,336	2,336	—	—	—	2,336
Program fees	—	—	—	—	183	2,836	3,019	3,019
Other noninterest income	14,727	19	87	14,833	1,190	638	1,828	16,661
Total noninterest income	14,727	19	2,423	17,169	21,198	3,474	24,672	41,841

Total noninterest expense	68,807	1,689	2,380	72,876	8,798	2,003	10,801	83,677

Income before income tax expense	21,994	5,814	218	28,026	18,913	7,787	26,700	54,726
Income tax expense	3,940	1,329	46	5,315	4,463	1,813	6,276	11,591
Net income	$18,054	$4,485	$172	$22,711	$14,450	$5,974	$20,424	$43,135

Period-end assets	$4,501,539	$634,452	$17,998	$5,153,989	$27,192	$84,764	$111,956	$5,265,945

Net interest margin	3.65%	3.13%	NM	3.60%	NM	NM	NM	4.85%

Net-revenue concentration*	57%	5%	2%	64%	25%	11%	36%	100%

*Net revenues represent total net interest income plus noninterest income.

Republic Bancorp, Inc. Financial Information
Second Quarter 2019 Earnings Release (continued)

1) “Core Bank” or “Core Banking” operations consist of the Traditional Banking, Warehouse Lending, and Mortgage Banking segments.

2) The delinquent loans to total loans ratio equals loans 30-days-or-more past due divided by total loans. Depending on loan class, loan delinquency is determined by the number of days or the number of payments past due.

3) Republic Processing Group operations consist of the Tax Refund Solutions and Republic Credit Solutions segments.

4) The Company adopted Accounting Standard Update 2016-02, effective January 1, 2019. ASU 2016-02 requires the Company, as lessee, record the present value of its expected operating lease payments on its balance sheet as operating lease liabilities, with offsetting right-of-use assets for the respective leased property. Prior to January 1, 2019, operating leases were not recorded on a lessee’s balance sheets in this manner.

5) The amount of loan fee income can meaningfully impact total interest income, loan yields, net interest margin, and net interest spread. The amount of loan fee income included in total interest income was $8.4 million and $8.5 million for the quarters ended June 30, 2019 and 2018. The amount of loan fee income included in total interest income was $37.0 million and $35.4 million for the six months ended June 30, 2019 and 2018.

The amount of loan fee income included in total interest income per quarter was as follows: $8.4 million (quarter ended June 30, 2019); $28.6 million (quarter ended March 31, 2019); $9.4 million (quarter ended December 31, 2018); $9.0 million (quarter ended September 30, 2018); and $8.5 million (quarter ended June 30, 2018).

Interest income for Easy Advances (“EAs”) is composed entirely of loan fees. The loan fees disclosed above included EA fees of $19.1 million and $17.8 million for the first six months ended June 30, 2019 and 2018. EAs are only offered during the first two months of each year.

6) The following table provides a reconciliation of total stockholders’ equity in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) to tangible stockholders’ equity in accordance with applicable regulatory requirements, a non-GAAP disclosure. The Company provides the tangible book value per share, a non-GAAP measure, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

	Quarterly Comparison
(dollars in thousands, except per share data)	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018

Total stockholders' equity - GAAP (a)	$731,428	$717,091	$689,934	$676,810	$664,008
Less: Goodwill	16,300	16,300	16,300	16,300	16,300
Less: Mortgage servicing rights	5,158	4,935	4,919	4,925	4,914
Less: Core deposit intangible	562	608	654	705	756
Tangible stockholders' equity - Non-GAAP (c)	$709,408	$695,248	$668,061	$654,880	$642,038

Total assets - GAAP (b)	$5,723,134	$5,365,768	$5,240,404	$5,222,354	$5,265,945
Less: Goodwill	16,300	16,300	16,300	16,300	16,300
Less: Mortgage servicing rights	5,158	4,935	4,919	4,925	4,914
Less: Core deposit intangible	562	608	654	705	756
Tangible assets - Non-GAAP (d)	$5,701,114	$5,343,925	$5,218,531	$5,200,424	$5,243,975

Total stockholders' equity to total assets - GAAP (a/b)	12.78%	13.36%	13.17%	12.96%	12.61%
Tangible stockholders' equity to tangible assets - Non-GAAP (c/d)	12.44%	13.01%	12.80%	12.59%	12.24%

Number of shares outstanding (e)	20,948	20,911	20,888	20,895	20,892

Book value per share - GAAP (a/e)	$34.92	$34.29	$33.03	$32.39	$31.78
Tangible book value per share - Non-GAAP (c/e)	33.87	33.25	31.98	31.34	30.73

7) The efficiency ratio, a non-GAAP measure, equals total noninterest expense divided by the sum of net interest income and noninterest income. The ratio excludes net gains (losses) on sales, calls, and impairment of investment securities, if applicable.

8) The cost of average deposits ratio equals annualized total interest expense on deposits divided by total average interest-bearing deposits plus total average noninterest-bearing deposits.

9) FTEs – Full-time-equivalent employees.

10) Delinquent loans for the RPG segment included $19 million of EAs at March 31, 2019. EAs are only offered during the first two months of each year. EAs do not have a contractual due date but are eligible for delinquency consideration three weeks after the taxpayer-customer’s tax return is submitted to the applicable tax authority. All unpaid EAs are charged-off by the end of the second quarter of each year.

NM – Not meaningful

Contacts

Republic Bancorp, Inc.
Kevin Sipes
Executive Vice President & Chief Financial Officer
(502) 560-8628